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EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(WHOLE DOLLARS EXCEPT PER SHARE DATA)
                                                      January 31, January 31,
                                                          1997       1996
THE QUARTERS ENDED JANUARY 31, 1997 AND 1996:

Net Income Applicable to Common Stock                $ 1,641,478 $   984,232
                                                       =========   =========
Primary Earnings:
Weighted average number of common shares outstanding   8,681,410   8,553,189
Common share equivalents arising from stock options<F1>  188,034           0
                                                       ---------   ---------
Weighted average number of common shares as adjusted   8,869,444   8,553,189
                                                       =========   =========
Net Income per common and common equivalent share   $       0.19 $      0.12
                                                       =========   =========
Fully Diluted Earnings:
Weighted average number of common shares outstanding   8,681,410   8,553,189
Common share equivalents arising from stock options<F1>  197,812           0
                                                       ---------   ---------
Weighted average number of common shares as adjusted   8,879,222   8,553,189
                                                       =========   =========
Net Income per common and common equivalent share   $       0.18 $      0.12
                                                       =========   =========
THE SIX MONTHS ENDED JANUARY 31, 1997 AND 1996:

Net Income Applicable to Common Stock                $ 3,303,097 $ 1,952,870
                                                       =========   =========
Primary Earnings:
Weighted average number of common shares outstanding   8,672,931   8,549,986
Common share equivalents arising from stock options<F1>  213,836           0
                                                       ---------   ---------
Weighted average number of common shares as adjusted   8,886,767   8,549,986
                                                       =========   =========
Net Income per common and common equivalent share    $      0.37 $      0.23
                                                       =========   =========
Fully Diluted Earnings:
Weighted average number of common shares outstanding    8,672,931   8,549,986
Common share equivalents arising from stock options<F1>   213,971           0
                                                        ---------   ---------
Weighted average number of common shares as adjusted    8,886,902   8,549,986
                                                        =========   =========
Net Income per common and common equivalent share     $      0.37 $      0.23
                                                        =========   =========

<F1>
In the quarter and six month periods ended January 31, 1996, common share equivalents arising from stock options did not impact the per share amounts as they were either insignificant or anti-dilutive.

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